AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Second Amended and Restated Limited Liability Company Agreement of Superior Pipeline Company, L.L.C., a Delaware limited liability company (the “Company”), dated as of July 1, 2019 (as amended, the “LLC Agreement”), is adopted, executed and agreed to effective as of March 1, 2022 (the “Amendment Date”), by SP Investor Holdings, LLC, a Delaware limited liability company (“SP Holdings”), and Unit Corporation, a Delaware corporation (“Unit”).

WHEREAS, SP Holdings and Unit hold all of the issued and outstanding membership interest of the Company;

WHEREAS, the LLC Agreement was previously amended effective as of March 1, 2020; and

WHEREAS, the parties desire to further amend the LLC Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to such terms in the LLC Agreement.

2.Amendments to the LLC Agreement.     The LLC Agreement is hereby amended as follows:

        2.1    Section 1.1 of the LLC Agreement is hereby amended as follows:

            2.1.1    The following definitions are hereby inserted in Section 1.1 of the LLC Agreement in applicable alphabetical order:

“Capital Project” means, regarding any Company Asset, any physical enhancement or series of physical enhancements, including any such physical enhancements that would increase the throughput or transportation capacity (including by expanding or adding pump or compressor stations or storage capability, or using drag reducing agents) or extend the useful life or operational efficiency of or to any existing portion of such Company Asset.

“Company Operations” means the development, acquisition, operation, maintenance, repair, expansion, construction and decommissioning of the Company Assets as conducted by the Company from time to time.

“Emergency Services” means services that are necessary, in the Company’s reasonable judgment, to be rendered in order to (a) mitigate, remedy or prevent (i) the endangerment of the health or safety of any Person, property or the environment, including injury, illness, death of any Person and damage to the Company Assets; or (ii) a violation of Law; or (b) protect the safety or operational condition of any Company Asset.

“Excess Capital Expenditure Allowance” means $2,500,000 for each year.

“Operations Shortfall Notice” means notice of an Operations Shortfall.

    “Required Expenditures” means Capital Expenditures or Operating Expense necessary or required (a) to maintain the Company Assets under manufacturer recommendations and/or prudent industry practice, (b) to ensure safety in accordance with prudent industry practice; (c) to cause the capital assets or operations of the Company to comply with Laws, or (d) to permit the Company to comply with the terms of its Material Contracts pertaining to the Company Assets.

“Superior Companies” means the Company and its Subsidiaries, including Superior Appalachian Pipeline, L.L.C., Superior Pipeline Texas, L.L.C., Preston County Gas Gathering, L.L.C. and Superior Pipeline Kansas, L.L.C.

“Third Party Costs” means costs and expenses actually and reasonably incurred and attributable to that are payable to a Third Party.

2.1.2    The definition of “Approved Cost” is hereby amended and restated to read in its entirety as follows:

“Approved Costs” means (i) the Operating Expenses contemplated by the then current Budget plus an additional 10% of such Operating Expenses, (ii) the Capital Expenditures shown in the then current Budget plus the Excess Capital Expenditure Allowance for such Capital Expenditures, (iii) Emergency Expenditures, and (iv) any deductibles and self-retention amounts payable in connection with any loss or claim covered by insurance.

2.1.3    The definition of “Available Cash” is hereby amended by deleting the word “Operator” therein and replacing it with the word “Company”.

2.1.4     The definition of “Emergency Expenditures” is hereby amended and restated to read in its entirety as follows:

“Emergency Expenditures” means expenditures that are necessary, in the Company’s reasonable judgment, to be expended to render Emergency Services, including, to avoid doubt, any Third Party Costs actually incurred to render such Emergency Services.

2.1.5    The definition of “Material Contract” is hereby amended by deleting the word “Operator’s” therein and replacing it with the word “Company’s”.

2.1.6    The definition of “MSA” is hereby amended and restated to read in its entirety as follows:

“MSA” means the Amended and Restated Management Services and Operating Agreement, dated as of March 1, 2022, by and between the Company and Operator, as same may be amended or restated.

2.1.7    The definition of “Officer” is hereby amended and restated to read in its entirety as follows:

“Officer” means any person appointed as an officer of the Company as provided in Section 6.9, excluding (other than for purposes of the definition of “Indemnitee”) any person who has ceased to be an officer of the Company.

2.1.8    The definition of “Operations Shortfall” is hereby amended and restated to read in its entirety as follows:

“Operations Shortfall” means, after exhausting the amounts available under any lines of credit or other loans to which any Superior Company is a party (considering the cash reserves that have been approved by the Board), the amount by which (i) the estimated Approved Costs to be incurred by the Company in such calendar month exceed (ii) the Company’s cash assets in the Company Bank Accounts and projected gross revenue available to satisfy such estimated costs and expenses for such calendar month (considering the cash reserves that have been approved by the Board) at any time during a calendar month.

2.1.9    The definition of “Operator” is hereby amended and restated to read in its entirety as follows:

“Operator” means SPC Midstream Operating, L.L.C. and its Affiliates, or their respective successor or permitted assigns, in each case as the operator under the MSA.

2.1.10    The definition of “Third Party Contract” is hereby amended and restated to read in its entirety as follows:

“Third Party Contract” means any Contract entered into by the Company or a Subsidiary of the Company with a Third Party, pursuant to which services, supplies, materials, or equipment related to the Company Assets will be provided to the Company by a contract, supplier, or other vendor.

        2.2    Section 2.8(c) of the LLC Agreement is hereby amended by deleting the last sentence thereof.

        2.3    Section 4.2(a) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

    The Company will immediately provide each of the Members with notice of an Emergency Expenditure or Emergency Service and details of the same (each, an “Emergency Notice”) and promptly, but in no event later than 48 hours after receipt by the Company of such notice, convene a meeting of the Members. The Company shall include in the Emergency Notice the aggregate required Emergency Expenditures (“Emergency Expenditure Amount”) and, if applicable, a calculation of required additional cash funds in excess of the Emergency Reserves (any such excess being the “Emergency Shortfall Amount”) and the date by which funds to pay such Emergency Expenditures would need to be funded into or otherwise available in the Company Bank Accounts (such date, the “Emergency Funding Deadline”), which Emergency Funding Deadline will not be less than 20 days after the date the Emergency Notice is delivered to the Members.

            2.4    Section 4.3(a) of the LLC Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following: “If there is an Operations Shortfall, the Company will deliver an Operations Shortfall Notice to the Applicable Members (a “Shortfall Notice”) within five Business Days after the Operations Shortfall is determined.”

        2.5    Section 6.2(b) of the LLC Agreement is hereby amended by inserting the word “and” immediately following the semicolon in clause (i) thereof and by deleting clause (ii) thereof.

        2.6    Section 6.4(h) of the LLC Agreement is hereby amended by deleting the phrase “and manage and control the business and affairs of the Company” therein.

        2.7    Section 6.4(i) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

    Except for any matters that are delegated by the Board to the Managing Member or the Officers of the Company in accordance herewith, all other matters will be subject to the vote or consent by the Board, including the matters set forth in Section 6.6.

        2.8    Section 6.6(b)(ii) of the LLC Agreement is hereby amended by deleting the phrase “(other than an amendment of an Affiliate Contract that Operator is permitted to enter into under Section 5.4(a) of the MSA)” therein.

        2.9    Section 6.6(b)(xxvi) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

        “hire, terminate, appoint or remove any Officers of the Company or any of its Subsidiaries;”

        2.10    Section 6.6(c) of the LLC Agreement is hereby amended by deleting the phrase “(other than any amendment of an Affiliate Contracts that
Operator is permitted to enter into under Section 5.4(a) of the MSA)” therein.

        2.11    Section 6.8(b) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

Annual Budgets. For each Fiscal Year starting January 1, 2019, the Capital Expenditures and Operating Expenses (including general and administrative expenditures) to be made by the Company for that Fiscal Year and the sources of funding (cash flow from operations, financing activities or capital contributions) for the Capital Expenditures and Operating Expenses is to be set forth in a budget (a “Draft Budget”) to be considered and adopted by the Board (as adopted, a “Budget”). Each Budget will be prepared and approved or disapproved by the Board in this manner:

 (i)     The Officers will prepare and submit for approval of the Board a Draft Budget regarding the operation and maintenance of the Company Assets during the next succeeding Fiscal Year after consulting with the Board regarding the proposed plans of the Company for that Fiscal Year. The Draft Budget will itemize the costs estimated in the Budget by individual line items and by categories as are reasonably requested by any Board Manager and will set forth the sources of funding (cash flow from operations, financing activities, or capital contributions) for the Capital Expenditures and Operating Expenses to be made in the Draft Budget. The Officers will submit to the Board a Draft Budget by December 1 of any Fiscal Year for the next succeeding Fiscal Year. Each such Draft Budget shall contain at least the following:

(A)estimates of Operating Expenses during such calendar year;

(B)estimates of all expenditures, during such calendar year, necessary for the Company to (y) comply with Laws, and (z) fulfill its obligations under any Material Contracts to which any of the Superior Companies is a party;

(C)estimates of Capital Expenditures during such calendar year (and for each subsequent calendar year) for any ongoing Capital Projects and any Capital Projects proposed to be commenced during such calendar year;

(D)estimates of other Capital Expenditures covered by the Draft Budget, by budget category, containing enough detail to afford the reasonable identification of the nature, scope, and duration of the activity in question;

(E)estimates of the schedule, by calendar month, under which the Operating Expenses and Capital Expenditures in the Budget are anticipated to be incurred by the Company over such calendar year;

(F)estimates of cash flow from operations and financing activities for such calendar year to be used to pay estimated expenditures for such calendar year, and if such cash flow, with any reserves, is insufficient to pay all such expenditures, the estimated amount of capital contributions to be funded by the Members during such calendar year and the estimated dates such capital will be needed; and

(G)any other information and/or supporting details or documentation requested in writing by the Company that can reasonably be provided by the Officers.

(ii)    The Board will approve or disapprove a Draft Budget within thirty days after distribution by the Officers. If the Board has failed to approve a Draft Budget by the start of a Fiscal Year, then, until the Board has approved a Budget for that Fiscal Year, (A) the Company may incur costs consistent with the Default Budget and (B) the Default Budget will be deemed the Budget, and the Company may incur Approved Costs and any other amounts in the Default Budget. Despite the absence of an approved Budget, besides the foregoing, the Officers may approve the Company’s incurrence of Capital Expenditures or Operating Expenses to the extent necessary or appropriate to address any Emergency Expenditures. If a Budget has not been approved by the start of a

Fiscal Year, the Board will endeavor to work with the Officers on modifications to the Draft Budget so the Board can approve same as promptly as practicable.

(iii)    If, during the period covered by an approved Budget, the Officers or any Board Manager determines that an adjustment to the estimated costs, expenses, or Capital Expenditures of any line item(s) set forth in the Budget is necessary or appropriate, then the Officers will submit (or cause to be submitted) to the Board for approval an adjusted Draft Budget prepared by the Officers in a manner consistent with this Section 6.8(b), setting forth the adjusted or additional line items as are necessary or required. The Board will approve or disapprove the adjusted Draft Budget as promptly as practicable, but in any event within fifteen days after receipt of the adjusted Draft Budget.

(iv)    The Members recognize that itemized expenditures in a Budget may extend over more than one calendar year because such itemized expenditures represent activities or operations that require commitments over one calendar year. Once estimates of multi-year expenditures are approved in a Budget, including such expenditures in a Budget for any later calendar year, until the calendar year in which such expenditures were originally estimated to be completed, shall not require approval of the Company on an annual or other periodic basis, but instead, all such items shall (to the extent not spent in prior periods) be automatically included in such future Budgets as items already approved unless the activity or operation to which such expenditures relate has been completed or abandoned.

(v)    If a Budget is not approved on or before the first day of the calendar year to which the Budget pertains, the Company shall be deemed to have approved an interim Budget for that calendar year that includes the following, without duplication of the expenditures described in each category below (such deemed approved Budget, the “Default Budget”): (A) Operating Expenses equal to the Operating Expenses actually expended in the Company Operations in the previous calendar year adjusted upward by an amount equal to 3%; (B) those multi-year expenditures approved by the Company under Section 6.8(b)(iv) attributable to the calendar year; (C) Required Expenditures for the calendar year as reasonably projected by the Officers; (D) existing commitments to any Person under Material Contracts in effect in such calendar year and previously approved by the Company or permitted to be entered into without approval of the Company; (E) taxes payable by the Company; and (F) any other reasonable costs and expenses not in dispute.
.
(vi)    The Board is deemed to have approved, and the Company may expend, besides any approved Budget, an amount (A) up to an additional 10% of the total Operating Expenses in such approved Budget and (B) up to the Excess Capital Expenditure Allowance for Capital Expenditures for all Capital Projects undertaken, or on-going, in such year and shown in such approved Budget. The deemed approval levels shall be applied using the original amounts in the Budget or, if the Budget is amended, the total amended amount of the Budget; provided that expenditures under the deemed approval amounts shall not be considered an amendment to the Budget that resets such thresholds; and provided, further, that no Emergency Expenditures incurred under Section 6.8(b)(vii) shall be deemed included in an approved Budget for purposes of applying the deemed approval levels under this Section 6.8(b)(vi).

(vii)    Notwithstanding anything to the contrary in this Agreement, the Company may make Emergency Expenditures (not to exceed the amount of Emergency Reserves being maintained by the Company in accordance with the terms of this Agreement), perform Emergency Services, and incur liabilities without prior authorization or approval of the Board when an Officer reasonably determines (i) the same is necessary, requisite or proper, (A) to prevent or address health, safety, environmental and legal emergencies or contingencies, including explosions, fires, spills, or any other similar event which poses an immediate and material threat to property, lives, or the environment, or (B) to keep the Company and the Company Assets in compliance with Laws, and (ii) it is impractical to get the Company’s prior approval for such expenditures and/or the incurrence of such liabilities. Regarding each emergency, the Company shall, as soon as practicable, but in no event later than 48 hours after the earliest date that an Emergency Expenditure is made or an Emergency Service is performed, report to the Members the nature of any such emergency which arises, the measures the Company has taken and intends to take regarding such emergency, and, if known, the estimated Emergency Expenditures for the related Emergency Services.

(viii)    To avoid doubt, any reference in this Agreement to an approved Budget shall include a Default Budget deemed to have been approved by the Company, and shall incorporate all approved amendments thereto and all modifications to such Budget described herein that require no action by the Company.

        2.12    Section 6.9 of the LLC Agreement is hereby amended by deleting the proviso in the second sentence thereof and by replacing all references in Section 6.9 to “Managing Member” with “Board”, and by inserting the following sentence at the end of Section 6.9.

The president of the Company shall have the authority to hire or terminate the employment of any employees of the Company or any of its Subsidiaries, except with respect to Officers of the Company or officers of any of its Subsidiaries.

        2.13    Section 6.10 of the LLC Agreement is hereby deleted in its entirety.

        2.14    Section 8.1 of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

    The Managing Member will cause the Company to prepare and file all necessary federal, state, and local tax returns, including making the elections described in Section 8.2. No Company tax return shall be filed unless it is consistent with the tax elections described in Section 8.2 and Section 8.3 (unless determined otherwise by the requisite approval of the Board or Applicable Members, as applicable). The Managing Member will, to the extent practicable, provide each Applicable Member with a draft of each Company tax return with sufficient time to review the same and, prior to filing that return, will consider in good faith any objections any Member may have thereto. On written request on behalf of the Company, each Member will furnish to the Company all information in its possession relating to Company operations that is necessary to enable the Company’s tax returns to be prepared and filed.

        2.15    Section 9.1 of the LLC Agreement is hereby amended by replacing the reference to “Company” in the first sentence with “Managing Member.”

        2.16    Section 9.2(a)(vii) of the LLC Agreement is hereby amended by deleting the word “Operator’s” therein and replacing it with the word “Company’s” and by deleting the phrase “or Affiliates of the Operator in the Business Area” therein.

2.17    Section 9.2(a)(viii)(D) of the LLC Agreement is hereby amended by deleting the word “Operator” therein and replacing it with the word “Company”.

2.18    Section 9.2(a)(viii)(E) of the LLC Agreement is hereby amended and restated to read in its entirety as follows: “copies of any material correspondence between the Company and any Governmental Authority related to the Company Assets;”.

2.19    Section 9.2(a)(viii)(H) of the LLC Agreement is hereby amended by deleting the word “Operator” therein and replacing it with the word “Company”.

2.20    Section 9.2(b) of the LLC Agreement is hereby amended and restated to read in its entirety as follows: “Intentionally Omitted.”

2.21    Section 9.4 of the LLC Agreement is hereby amended by replacing the reference to “PricewaterhouseCoopers” with “Grant Thornton.”

2.22    Section 9.5(b) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

The Company will promptly and, in any event,
within five (5) Business Days, notify the Board in writing or by email of any EHS notice of violations or noncompliance issued by Governmental Authorities, any investigation the Company has been informed is being conducted by Governmental Authorities regarding EHS matters, any pending administrative or judicial EHS proceedings of which the Company has been notified, any Third Party lawsuit or written claims involving EHS matters, and any known material release of hazardous substances as defined under Laws.

2.23    Section 13.12 of the LLC Agreement is hereby amended by deleting “Bob Parks” and replacing it with “Mike Hicks” and deleting bob.parks@unitcorp.com and replacing it with mike.hicks@superiorpipeline.com.
3.Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the LLC Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Company. On and after the Amendment Date, each reference in the

LLC Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the LLC Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the LLC Agreement, will mean and be a reference to the LLC Agreement as amended by all amendments thereto, including this Amendment.

4.Miscellaneous.

(a)Counterparts. This Amendment may be executed in any number of counterparts (including facsimile and .pdf counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail exchange of signature pages shall have the same effect as physical delivery of the paper document bearing the original signature.

(b)Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(c)Partial Invalidity. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of the LLC Agreement, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment; and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.

SP INVESTOR HOLDINGS, LLC
a Delaware limited liability company

By: /s/ Ryan McGovern
Name: Ryan McGovern
Title: Authorized Signatory

By: /s/ Todd Bright
Name: Todd Bright
Title: Authorized Signatory

UNIT CORPORATION
a Delaware Corporation

By: /s/ Drew Harding
Name: Drew Harding
Title: Vice President and General Counsel

Signature Page to Amendment No. 2 to
Second Amended and Restated
Limited Liability Company Agreement